Exhibit 99.1
Trends in Titanium Consumption in the Jet Engine Market October 2, 2006 Tom Williams President, ATI Allvac

This presentation contains forward-looking statements. Forecasted trends are based upon published engine build rates and projected metal consumption and are intended to show trends and not be forecasts of future business levels. Actual results may differ materially from results anticipated in the forward-looking statements. These and additional risk factors are described from time to time in the Company's filings with the Securities and Exchange Commission, including its Report on Form 10-K for the year ended December 31, 2005, and its quarterly Reports on Form 10-Q.

Titanium Consumption in Jet Engines Applications Fan & compressor components: cases, disc, blades & vanes Index of Ti Consumption in Jet Engines Not Including Spares Primary Sources: Airline Monitor, Forecast International History Forecast 2006 consumption on track to exceed previous cyclical peak

Greater demand, larger engines = more titanium Inherent properties Demand for new, efficient aircraft Engine size increasing ('000 lbs. thrust) F135 (40) vs. F100 (29) GE90-115B (115) GP7200 & Trent 900 (76) vs. CF-6/RB211 (60) GEnx & Trent 1000 (70) vs. CF-6/RB211 (60) Increased fleet size and utilization = more spares Factors Driving Increased Titanium Consumption in Jet Engines

Changes in Jet Engine Design Limited introduction of composites Fan blades 1970s - Solid Ti 1980s - Hollow Ti 1990s - Composites Fan case First use in GEnx Higher engine temperatures Ni content in compressor growing New titanium-based materials Gamma TiAl Burn resistant titanium Evolutionary change

Demand remains strong High build rates Larger engines Spares - commercial and military 2006 consumption on track to exceed previous cyclical peak because of: Titanium's unique benefits Summary - Titanium in Jet Engines Strong growth in titanium consumption